EXHIBIT 99.1

To Form 8-K dated July 23, 2015

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

CONTACT:

Stephen Fowle, EVP and CFO

(772) 463-8977

steve.fowle@seacoastbank.com

Seacoast Q2 Net Income Rises More Than 200% Year-over-Year to $5.8 Million, or $0.18 per Share

Favorable Results Reflect Continued Revenue Growth from Accelerate Commercial Banking and Expanded Customer Acquisition, Cross-Selling and Efficiency Initiatives

Second Quarter 2015 Earnings Highlights

•	Revenues increased $1.5 million, or 4.5%, linked quarter to $34.5 million, and $11.9 million, or 53%, compared to Q2 2014,
•	Fee income increased $1.5 million, or 21%, sequentially and $3.0 million, or 50%, year-over-year,
•	Net interest margin increased 40 basis points year-over-year to 3.50%, reflecting improved balance sheet mix particularly due to increased lending,
•	Adjusted net income excluding merger costs and other adjustments[1] increased 106% to $6.2 million, or $ 0.19 per diluted share, compared to $3.0 million, or $0.12 per diluted share, in Q2 2014.

Second Quarter 2015 Growth Highlights

•	Loans increased $83 million or 18% annualized compared to Q1 2015, and rose 45% year-over-year. Excluding the acquisition of The BANKshares, loans increased $238 million or 18% compared to Q2 2014,
•	Total households increased a strong 5%, annualized from Q1 and 20% compared to Q2 2014. Excluding BANKshares customers, year-over-year household growth was 5.3%,

1 Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

•	Achieved record levels of business and consumer lending during the quarter, reflecting success in Accelerate Commercial Banking, as well as digitally-enabled marketing and cross-selling initiatives.
•	Closed the Grand Bancshares, Inc. acquisition and completed the conversion of Grand’s customers over the July 17 weekend, adding approximately $190 million in deposits and $121 million in gross loans in the attractive Palm Beach market.

STUART, Fla., July 23, 2015 /PRNewswire/ — Seacoast Banking Corporation of Florida (NASDAQ: SBCF) today reported results for the second quarter of 2015. Second quarter revenue rose $1.5 million, or 4.5%, to $34.5 million compared to $33.0 million in the prior quarter. Net income increased $3.9 million, or 203%, to $5.8 million, compared to the second quarter of 2014, and decreased slightly from $5.9 million in the first quarter 2015. The company reported $0.18 diluted net income per common share compared with $0.07 in the second quarter last year, and $0.18 sequentially in the first quarter of 2015.

Net income improved 177% to $11.7 million, or $0.35 per diluted common share, for the first half of 2015 from $4.2 million, or $0.16 per diluted common share, for the first half of 2014.

“Our strategic focus on improving profitability, investing for growth and managing risk continues to yield consistent results, as demonstrated by our second quarter performance,” said Dennis S. Hudson, III, Chairman and CEO. “Investments to expand our Accelerate business banking platform, combined with increased digital marketing and cross sell efforts company-wide, are yielding strong results that demonstrate our value proposition and community bank approach are resonating in the marketplace.”

“With our success comes additional expense, reflecting our growth and investment for the future,” Hudson continued. “These expenses include the addition of a receivables funding team from First Growth Capital (FGC), volume-related commissions, brand-based marketing in our Orlando markets and key senior management hires.”

“We look forward to sustained growth as we leverage our recent acquisitions, most recently welcoming the customers and customer-serving associates from Grand Bancshares, Inc., which we successfully closed and integrated last week,” Hudson concluded.

“Revenue increases drove the improvement in Seacoast’s profitability and reflect significant organic growth, as well as benefits from acquisition activity,” said Stephen A. Fowle, Executive Vice President and Chief Financial Officer. “We continue to produce positive trends in loan production, fee income, and household growth, including record loan originations and record new household growth through the first half of the year.  During the quarter, we achieved outsized loan growth and strong fee income increases despite a seasonally slow quarter. Net interest income, taking into consideration an expected decrease in acquired loan accretion, also showed significant continued momentum.”

FINANCIAL HIGHLIGHTS (Dollars in thousands except per share data)	2Q15	1Q15	4Q14	3Q14	2Q14

Total Assets	$3,233,588	$3,231,956	$3,093,335	$2,361,813	$2,294,156

Loans	1,937,399	1,854,487	1,821,885	1,391,082	1,335,192

Deposits	2,605,177	2,609,825	2,416,534	1,808,550	1,805,537

Net Income (Loss) Available to Common Shareholders	5,805	5,859	(1,517)	2,996	1,918

Diluted Earnings Per Share	0.18	0.18	(0.05)	0.12	0.07

Return on Average Assets	0.72%	0.75%	(0.20%)	0.52%	0.33%

Net Interest Margin	3.50	3.62	3.56	3.17	3.10
Efficiency Ratio	68.6	68.3	104.5	82.8	89.4

Pretax, Pre-provision Income (1)	$10,224	$9,832	($2,029)	$3,832	$1,938
Average Diluted Shares Outstanding (000)	33,234	33,136	33,124	26,026	25,998
Adjusted Net Income (1)	$6,172	$6,177	$4,179	$3,286	$2,990
Adjusted Diluted Earnings Per Share (1)	0.19	0.19	0.13	0.13	0.12

Adjusted Return on Average Assets (1)	0.77%	0.79%	0.55%	0.57%	0.52%

Adjusted Efficiency Ratio (1)	67.5	67.5	74.8	79.6	82.0
Adjusted Pretax, Pre-provision Income (1)	$10,815	$10,342	$7,464	$4,341	$3,821

Annualized Adjusted Core Operating Expenses as a Percent of Average Assets (1)	2.91%	2.88%	3.13%	3.21%	3.24%

Acquisitions Update

“Our 2014 acquisition of The BANKshares, continues to be a home run, opening the vibrant greater Orlando markets to us,” said Hudson. “Orlando remains one of the strongest markets in Florida, and we remain bullish on this area for growth and profitability.”

“We are also excited to welcome the customers and customer-service team members from Grand Bancshares, Inc., which we successfully closed and integrated into our platform just last week,” Hudson continued. “Our acquisition strategy is complementing our legacy banking business and is successfully adding new customers and opening new markets, fueling robust franchise growth.”

Florida Economic Update

“Our Florida markets, spanning much of the central Atlantic coastline and the greater Orlando markets, are growing at very healthy rates,” said Hudson. According to the June 2015 American Banker Magazine, “Florida is once again outgrowing the rest of the country, and some of its thriving community banks are emerging as real contenders to be the next state flagship.”

“Nonfarm employment rose on a year-over-year basis in 23 of Florida’s 24 metropolitan areas and was unchanged in one area, Homosassa Springs. The largest gains continue to be in the Orlando (47,200 new jobs), Tampa-St Petersburg (32,900 jobs) and Miami (27,900 jobs) metropolitan areas. Fort Lauderdale (27,300 jobs), West Palm Beach (15,900 jobs) and Jacksonville (15,100 jobs) round out Florida’s big 6 metro areas,” according to the U.S. Department of Labor and Wells Fargo Securities, LLC.

“Our move into Orlando is going very well, and is providing excellent opportunities for growth,” Hudson continued. According to the Orlando Business Journal, “It was another record quarter for Florida tourism numbers, as the Sunshine State welcomed 28.4 million visitors in the first quarter, an increase of 6.2% over the same period a year ago. (May 15, 2015) “Visit Orlando reports that more than 62 million people visited Orlando in 2014, marking an all-time new record for the U.S. travel industry.” (April 9, 2015) As an additional indication of the Orlando market growth, Orlando Realtors.org reported, “A leap in "normal" transactions has boosted Orlando area home sales more than 21% over June 2014 and to its highest number —3,435— since the Orlando Regional REALTOR® Association began recording sales. In addition to skyrocketing sales, the median price for existing homes sold in June increased 7.73%.”

Income Statement Highlights

Net Interest Income and Margin, up 40 basis points from 2Q14, Normalizes as Expected from the First Quarter

Net interest income for the quarter totaled $25.8 million, a $9.0 million or 54% increase from second quarter 2014 levels. Net interest income held flat with Q1 levels despite a significant amount of excess purchase loan accretion recognized in the first quarter. Strong loan growth (a $55.0 million average balance increase) helped offset the impact of reduced purchased loan accretion. Net interest margin increased 40 basis points from prior year levels to 3.50%. Margin decreased twelve basis points sequentially, also related to purchased loan accretion. Purchased loan accretion for the second quarter is near expected levels, although the timing of such loan accretion is expected to be unpredictable.

Noninterest Income Boosted by New Account Growth

Noninterest income increased $3.0 million or 50% from a year ago to $8.8 million and $1.5 million or 21% above the first quarter of 2015. Year-over-year growth in all categories of service fee income reflects strength in customer acquisition and cross sell, as well as benefits of the successful BANKshares customer integration. Linked-quarter noninterest income improvement was fueled by continued household growth. Service charges on deposit accounts increased $113,000 and interchange income grew $296,000 from the first quarter of 2015. Marine finance fees also grew $295,000 or 150% from the first quarter. Adjusting for the gain on a participated loan of $725,000 during the quarter, fee income increased $813,000 or 11%. Accounting treatment for $725,000 of discount accreted from the participated loan required this income to be included in other operating income rather than taken through the margin.

Noninterest Expense Increases from Core Growth and Acquisition

Seacoast’s efficiency ratio improved to 68.6% in the second quarter of 2015 from 89.4% during the prior year. This decrease is related to improved operating leverage, as strong revenue growth significantly outpaced expenses.

Noninterest expense increased $3.6 million or 17% from prior year levels and $1.1 million or 5% from the first quarter 2015. Year-over-year expense increases reflect the acquisition of The BANKshares, offset by planned expense reduction initiatives. Linked quarter increases reflect investment in our franchise, and variable expenses related to a strong quarter of production. Notable increases include: the acquisition of FGC during the second quarter 2015 which contributed approximately $351,000 in expense; production-driven commission expense which added approximately $375,000; marketing expense focused on customer acquisition and for corporate branding in BANKshare’s Orlando footprint which contributed $250,000 to the increase.

Merger related expenses totaled $337,000 in the second quarter 2015 compared to $275,000 in the first quarter of 2015 and $1.2 million in the second quarter 2014.

Balance Sheet Highlights

Year-over-Year Deposit Growth Reflects Marketing Wins and Successful Acquisitions

Total deposits increased 44.3% to $2.61 billion at June 30, 2015, from year ago levels. Core customer funding increased to $2.47 billion at June 30, 2015, a $781.0 million increase from the second quarter of 2014. Noninterest demand deposits grew $15.1 million, or 1.9% from the first quarter and $298.6 million or 58.6% from the second quarter of 2014. As a result, noninterest demand deposits increased to 31.0% of total deposits, up from 28.2% one year ago. Excluding the acquisition, core customer funding increased by $333.6 million or 19.8% from one year ago and total deposits increased $283.3 million or 15.7% from one year ago. A 5% linked quarter household growth rate was offset by seasonal deposit balance decreases.

(Dollars in thousands)	Second Quarter 2015	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014
Customer Relationship Funding
Noninterest demand	$808,429	$793,336	$725,238	$522,001	$509,798
Interest-bearing demand	599,268	634,854	652,353	479,827	493,927
Money market	621,973	596,600	450,172	344,726	335,246
Savings	282,588	272,963	264,738	215,076	208,333
Time certificates of deposit	292,919	312,072	324,033	246,920	258,233
Total deposits	2,605,177	2,609,825	2,416,534	1,808,550	1,805,537
Customer sweep accounts	157,676	170,023	153,640	124,436	141,662
Total core customer funding (1)	2,469,934	2,467,776	2,246,141	1,686,066	1,688,966
Demand deposit mix (noninterest bearing)	31.0%	30.4%	30.0%	28.9%	28.2%
(1)	Total deposits and customer sweep accounts, excluding time certificates of deposit.

Loan Growth and Pipelines at Trailing-Four-Quarter Highs

Total loans were $1.94 billion at June 30, 2015, up $602.2 million from a year ago. Excluding loans acquired in the BANKshares transaction, loans increased $237.9 million or 17.8% from the prior year’s second quarter.

Commercial loan originations for the quarter were a strong $85.8 million, increasing $24.5 million or 39.9% over the first quarter and $32.6 million or 61.2% over the second quarter 2014. The commercial pipeline (in underwriting and approval or approved and not yet closed) totaled $108.5 million at June 30, 2015, yet again the highest in the trailing four quarters.

Closed residential production totaled $81.8 million compared to $55.8 million in the first quarter and $61.2 million in the second quarter of 2014. The residential pipeline continued to climb, totaling $53.9 million at June 30, 2015 compared to $48.5 million at March 31, 2014 and $28.3 million one year ago. Consumer loan and small business originations (inclusive of lines of credit) totaled $55.3 million in the second quarter of 2015 compared to $38.9 in the first quarter and $18.0 million one year ago.

(Dollars in thousands)	2Q 15	1Q15	4Q14	3Q14	2Q14

Commercial pipeline	$108,538	$82,143	$60,136	$45,534	$58,168
Commercial loans closed	85,815	61,357	94,719	72,630	53,250
Total Commercial loan originations and pipeline	$194,353	$143,500	$154,855	$118,164	$111,418

Residential pipeline	$53,902	$48,485	$21,351	$22,588	$28,345
Residential loans retained	45,596	23,951	31,598	31,781	33,203
Residential loans sold	36,182	31,896	26,336	34,228	27,994
Total Residential loan originations and pipeline	$135,680	$104,332	$79,285	$88,597	$89,542

Other Highlights

Credit Quality Maintains Strong Trends

The provision for loan losses increased to $855,000 for the second quarter of 2015, up from a $1.4 million recapture in the second quarter 2014 and a $422,000 or 97% increase from $433,000 recorded in the first quarter 2015. The second quarter provision is attributable to strong loan growth during the quarter. The allowance for loan losses for non-acquired loans was 1.10% of total loans, compared to 1.13% in the first quarter 2015.

Additional highlights include:

•	Nonperforming loans to total loans outstanding at the end of the second quarter was 1.0%, down from 1.6% at June 30, 2014;
•	Nonperforming assets to total assets declined to 0.8%, compared to 1.2% a year ago.

Capital Ratios Continue to Improve from Earnings Momentum

Tangible book value and book value per share each increased by $0.13 per share from the prior quarter to $8.87 and $9.84, respectively at the end of the second quarter. Average tangible common equity to assets was a strong 9.24% for the second quarter 2015.

Conference Call Information

Seacoast will host a conference call on Friday, July 24, 2015 at 1:00 p.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (888) 517-2513 (passcode: 7789246; host: Dennis S. Hudson). Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "Investor Services." A replay of the call will be available for one month, beginning late afternoon of July 24, by dialing (888) 843-7419 (domestic), using the passcode 7789246.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of July 24, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $3.2 billion in assets and $2.6 billion in deposits as of June 30, 2015. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 44 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Space Coast of Florida, into Orlando and Central Florida, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Sources:

http://www.americanbanker.com/magazine/2015-06-01-1074530-1.html

https://www08.wellsfargomedia.com/downloads/pdf/com/insights/economics/regional-reports/FL_Employment_07172015.pdf

http://www.floridatoday.com/story/news/local/2015/05/15/record-tourism-numbers-sunshine-state/27367565/

http://www.bizjournals.com/orlando/blog/2015/04/orlando-becomes-first-destination-to-surpass-60m.html

http://www.orlandorealtors.org/resource/resmgr/docs_market_pulse/MarketPulse072015.html

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2014, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles ("GAAP"). The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, pre-provision income. Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

To better evaluate its earnings, the Company removes certain items to arrive at djusted net income, Adjusted pretax, pre-provision income and Adjusted diluted earnings per share (non-GAAP measures) as detailed in the table below:

(Dollars in thousands except per share data)	Second Quarter 2015	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014

Net income	$5,805	$5,859	($1,517)	$2,996	$1,918
Severance	29	12	478	328	181
Merger related charges	337	275	2,722	399	1,234
Branch closure charges and costs related to expense initiatives	0	0	4,261	68	114
Marketing and brand refresh expense	0	0	697	0	0
Stock compensation expense and other incentive costs related to improved outlook	0	0	1,213	0	0
Security (gains)	0	0	(108)	(344)	0
Miscellaneous losses (gains)	0	0	119	(45)	144
Recovery of nonaccrual loan interest	0	0	0	(192)	0
Net loss on OREO and repossessed assets	53	81	9	156	92
Asset dispositions expense	173	143	103	139	118
Effective tax rate on adjustments	(225)	(193)	(3,798)	(219)	(811)
Adjusted Net Income (1)	6,172	6,177	4,179	3,286	2,990
Provision (recapture) for loan losses	855	433	118	(1,425)	(1,444)
Income taxes	3,788	3,732	3,167	2,480	2,275
Adjusted pretax, pre-provision income (1)	$10,815	$10,342	$7,464	$4,341	$3,821
Adjusted earnings per diluted share (1)	$0.19	$0.19	$0.13	$0.13	$0.12
Average shares outstanding (000)	33,234	33,136	33,124	26,026	25,998

(1)	Non-GAAP measure

FINANCIAL HIGHLIGHTS	(Unaudited)	07/28/15
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
(Dollars in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Summary of Earnings
Net income (loss)	$5,805	$5,859	$1,918	$11,664	$4,217
Net interest income (1)	25,788	25,834	16,779	51,622	33,056
Net interest margin (1), (2)	3.50	3.62	3.10	3.56	3.09
					.
Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.72%	0.75%	0.33%	0.74%	0.37%
Return on average shareholders' equity-GAAP basis (2), (3)	7.13	7.42	3.25	7.27	3.63
Return on average tangible shareholders' equity-GAAP basis (2), (3), (4)	8.20	8.51	3.47	8.35	3.86
Efficiency ratio (5)	68.57	68.33	89.42	68.45	86.91
Noninterest income to total revenue	25.63	22.13	26.06	23.92	25.80

Per Share Data
Net income (loss) diluted-GAAP basis	$0.18	$0.18	$0.07	$0.35	$0.16
Net income (loss) basic-GAAP basis	0.18	0.18	0.07	0.35	0.16
Book value per share common	9.84	9.71	9.02	9.84	9.02
Tangible book value per share	8.87	8.74	9.00	8.87	9.00
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company defines tangible common equity as total shareholder's equity less intangible assets.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

FINANCIAL HIGHLIGHTS
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	June 30,
(Dollars in thousands, except share data)	2015	2015	2014

Selected Financial Data
Total assets	$3,233,588	$3,231,956	$2,294,156
Securities available for sale (at fair value)	762,086	730,232	518,353
Securities held for investment (at amortized cost)	214,777	223,061	156,498
Net loans	1,918,608	1,836,766	1,317,052
Deposits	2,605,177	2,609,825	1,805,537
Total shareholders' equity	326,856	321,844	234,439

Average Balances (Year-to-Date)
Total average assets	$3,188,334	$3,151,132	$2,295,983
Less: intangible assets	31,707	31,221	525
Total average tangible assets	$3,156,627	$3,119,911	$2,295,458

Total average equity	$323,359	$320,346	$234,214
Less: intangible assets	31,707	31,221	525
Total average tangible equity	$291,652	$289,125	$233,689

Credit Analysis
Net charge-offs (recoveries) year-to-date - non-acquired loans	$(621)	$(263)	$(251)
Net charge-offs year-to-date - acquired loans	189	46	-
Total net charge-offs (recoveries) year-to-date	$(432)	$(217)	$(251)

Net charge-offs (recoveries) to average loans (annualized) - non-acquired loans	(0.07)%	(0.06)%	(0.04)%
Net charge-offs to average loans (annualized) - acquired loans	0.02	0.01	-
Total net charge-offs (recoveries) to average loans (annualized)	(0.05)	(0.05)	(0.04)

Loan loss provision (recapture) year-to-date - non-acquired loans	$563	$292	$(2,179)
Loan loss provision year-to-date - acquired loans	725	141	-
Total loan loss provision (recapture) year-to-date	$1,288	$433	$(2,179)

Allowance to loans at end of period - non-acquired loans	1.10%	1.13%	1.36%
Discount for credit losses to acquired loans at end of period	3.32	3.56	-

Nonperforming loans - non-acquired loans	$15,054	$16,860	$21,745
Nonperforming loans - acquired loans	4,543	4,196	-
Other real estate owned - non-acquired	4,855	4,738	6,198
Other real estate owned - acquired	1,053	1,431	-
Total nonperforming assets	$25,505	$27,225	$27,943

Restructured loans (accruing)	$23,441	$23,847	$28,157

Purchased noncredit impaired loans	$275,964	$296,839	$-
Purchased credit impaired loans	6,562	7,119	-
Total acquired loans	$282,526	$303,958	$-

Nonperforming loans to loans at end of period - non-acquired loans	0.78%	0.91%	1.63%
Nonperforming loans to loans at end of period - acquired loans	0.23	0.23	-
Total nonperforming loans to loans at end of period	1.01	1.14	1.63

Nonperforming assets to total assets - non-acquired	0.62%	0.67%	1.22%
Nonperforming assets to total assets - aquired	0.17	0.17	-
Total nonperforming assets to total assets	0.79	0.84	1.22

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2015	2014	2015	2014

Interest on securities:
Taxable	$4,977	$3,629	$9,875	$7,063
Nontaxable	147	9	297	21
Interest and fees on loans	21,988	14,103	44,009	27,901
Interest on federal funds sold and other investments	249	246	498	514
Total Interest Income	27,361	17,987	54,679	35,499

Interest on deposits	524	184	925	378
Interest on time certificates	321	386	668	793
Interest on borrowed money	850	692	1,710	1,382
Total Interest Expense	1,695	1,262	3,303	2,553

Net Interest Income	25,666	16,725	51,376	32,946
Provision (recapture) for loan losses	855	(1,444)	1,288	(2,179)
Net Interest Income After Provision for Loan Losses	24,811	18,169	50,088	35,125

Noninterest income:
Service charges on deposit accounts	2,115	1,484	4,117	2,991
Trust fees	759	703	1,560	1,374
Mortgage banking fees	1,032	855	2,120	1,516
Brokerage commissions and fees	576	410	1,017	789
Marine finance fees	492	340	689	594
Interchange income	2,033	1,514	3,770	2,917
Other deposit based EFT fees	96	83	210	181
BOLI income	334	0	664	0
Gain on participated loan	725	0	725	0
Other	684	507	1,282	1,092
	8,846	5,896	16,154	11,454
Securities gains, net	0	0	0	17
Total Noninterest Income	8,846	5,896	16,154	11,471

Noninterest expenses:
Salaries and wages	9,301	7,768	18,090	15,392
Employee benefits	2,541	2,081	4,956	4,263
Outsourced data processing costs	2,234	1,811	4,418	3,506
Telephone / data lines	443	306	939	599
Occupancy	2,011	1,888	4,034	3,726
Furniture and equipment	819	604	1,551	1,175
Marketing	1,226	675	2,201	1,488
Legal and professional fees	1,590	2,272	3,253	3,213
FDIC assessments	520	411	1,109	797
Amortization of intangibles	315	196	630	392
Asset dispositions expense	173	118	316	246

Net loss on other real estate owned and repossessed assets	53	92	134	145
Other	3,062	2,461	5,843	4,524
Total Noninterest Expenses	24,288	20,683	47,474	39,466

Income Before Income Taxes	9,369	3,382	18,768	7,130
Income taxes	3,564	1,464	7,104	2,913

Net Income	$5,805	$1,918	$11,664	$4,217

Per share of common stock:

Net income diluted	$0.18	$0.07	$0.35	$0.16
Net income basic	0.18	0.07	0.35	0.16
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	33,233,508	25,998,121	33,184,764	25,828,391
Average basic shares outstanding	32,978,006	25,826,825	32,971,670	25,659,159

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2015		2014
(Dollars in thousands)	Second	First	Fourth	Third	Second

Interest on securities:
Taxable	$4,977	$4,898	$4,728	$3,657	$3,629
Nontaxable	147	150	182	8	9
Interest and fees on loans	21,988	22,021	21,070	14,615	14,103
Interest on federal funds sold and other investments	249	249	292	211	246
Total Interest Income	27,361	27,318	26,272	18,491	17,987

Interest on deposits	524	401	297	189	184
Interest on time certificates	321	347	375	370	386
Interest on borrowed money	850	860	867	704	692
Total Interest Expense	1,695	1,608	1,539	1,263	1,262

Net Interest Income	25,666	25,710	24,733	17,228	16,725
Provision (recapture) for loan losses	855	433	118	(1,425)	(1,444)
Net Interest Income After Provision for Loan Losses	24,811	25,277	24,615	18,653	18,169

Noninterest income:
Service charges on deposit accounts	2,115	2,002	2,208	1,753	1,484
Trust fees	759	801	795	817	703
Mortgage banking fees	1,032	1,088	716	825	855
Brokerage commissions and fees	576	441	417	408	410
Marine finance fees	492	197	445	281	340
Interchange income	2,033	1,737	1,603	1,452	1,514
Other deposit based EFT fees	96	114	92	70	83
BOLI income	334	330	252	0	0
Gain on Participated Loan	725	0	0	0	0
Other	684	598	613	543	507
	8,846	7,308	7,141	6,149	5,896
Securities gains, net	0	0	108	344	0
Total Noninterest Income	8,846	7,308	7,249	6,493	5,896

Noninterest expenses:
Salaries and wages	9,301	8,789	11,676	8,064	7,768
Employee benefits	2,541	2,415	2,461	2,049	2,081
Outsourced data processing costs	2,234	2,184	3,506	1,769	1,811
Telephone / data lines	443	496	419	313	306
Occupancy	2,011	2,023	2,325	1,879	1,888
Furniture and equipment	819	732	732	628	604
Marketing	1,226	975	1,163	925	675
Legal and professional fees	1,590	1,663	2,555	1,103	2,272
FDIC assessments	520	589	476	387	411
Amortization of intangibles	315	315	446	195	196
Asset dispositions expense	173	143	103	139	118
Branch closures and branding	0	0	4,958	0	0
Net loss on other real estate owned and repossessed assets	53	81	9	156	92
Other	3,062	2,781	3,182	2,282	2,461
Total Noninterest Expenses	24,288	23,186	34,011	19,889	20,683

Income Before Income Taxes	9,369	9,399	(2,147)	5,257	3,382
Income taxes	3,564	3,540	(630)	2,261	1,464

Net Income	$5,805	$5,859	$(1,517)	$2,996	$1,918

Per share of common stock:

Net income diluted	$0.18	$0.18	$(0.05)	$0.12	$0.07
Net income basic	0.18	0.18	(0.05)	0.12	0.07
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	33,233,508	33,135,618	33,123,525	26,025,693	25,998,121
Average basic shares outstanding	32,978,006	32,971,444	32,888,612	25,887,591	25,826,825

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	December 31,	June 30,
(Dollars in thousands, except share data)	2015	2014	2014

Assets
Cash and due from banks	$86,904	$64,411	$40,175
Interest bearing deposits with other banks	7,844	36,128	113,855
Total Cash and Cash Equivalents	94,748	100,539	154,030

Securities:
Available for sale (at fair value)	762,086	741,375	518,353
Held for investment (at amortized cost)	214,777	207,904	156,498
Total Securities	976,863	949,279	674,851

Loans available for sale	19,656	12,078	18,129

Loans, net of deferred costs	1,937,399	1,821,885	1,335,192
Less: Allowance for loan losses	(18,791)	(17,071)	(18,140)
Net Loans	1,918,608	1,804,814	1,317,052

Bank premises and equipment, net	50,028	45,086	34,653
Other real estate owned	5,908	7,462	6,198
Other intangible assets	6,824	7,454	326
Goodwill	25,211	25,309	0
Bank owned life insurance	36,291	35,679	0
Other assets	99,451	105,635	88,917
	$3,233,588	$3,093,335	$2,294,156

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$808,429	$725,238	$509,798
Interest-bearing demand	599,268	652,353	493,927
Savings	282,588	264,738	208,333
Money market	621,973	450,172	335,246
Other time certificates	158,091	173,247	144,001
Brokered time certificates	8,237	7,034	8,040
Time certificates of $100,000 or more	126,591	143,752	106,192
Total Deposits	2,605,177	2,416,534	1,805,537

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	172,676	233,640	141,662
Borrowed funds	50,000	50,000	50,000
Subordinated debt	64,670	64,583	53,610
Other liabilities	14,209	15,927	8,908
	2,906,732	2,780,684	2,059,717

Shareholders' Equity
Common stock	3,300	3,300	2,599
Additional paid in capital	380,553	379,249	302,088
Accumulated deficit	(53,336)	(65,000)	(66,478)
Treasury stock	(64)	(71)	(54)
	330,453	317,478	238,155
Accumulated other comprehensive (loss), net	(3,597)	(4,827)	(3,716)
Total Shareholders' Equity	326,856	312,651	234,439
	$3,233,588	$3,093,335	$2,294,156

Common Shares Outstanding	33,220,511	33,136,592	25,998,823

Note: The balance sheet at December 31, 2014 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2015		2014
(Dollars in thousands, except per share data)	Second	First	Fourth	Third	Second
Net income (loss)	$5,805	$5,859	$(1,517)	$2,996	$1,918

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.72%	0.75%	(0.20)%	0.52%	0.33%
Return on average tangible assets (2),(3),(4)	0.75	0.79	(0.16)	0.54	0.36
Return on average shareholders' equity-GAAP basis (2),(3)	7.13	7.42	(1.89)	4.97	3.25
Efficiency ratio (5)	68.57	68.33	104.46	82.78	89.42
Noninterest income to total revenue	25.63	22.13	22.40	26.30	26.06

Net interest margin (1),(2)	3.50	3.62	3.56	3.17	3.10
Average equity to average assets	10.12	10.17	10.51	10.37	10.27

Credit Analysis Excluding Acquired Loans
Net charge-offs (recoveries) - non-acquired loans	$(358)	$(263)	$618	$(856)	$(112)
Net charge-offs - acquired loans	143	46	-	-	-
Total net charge-offs (recoveries)	$(215)	$(217)	$618	$(856)	$(112)

Net charge-offs (recoveries) to average loans - non-acquired loans	(0.08)%	(0.06)%	0.14%	(0.25)%	(0.03)%
Net charge-offs (recoveries) to average loans - acquired loans	0.03	0.01	-	-	-
Toral net charge-offs (recoveries) to average loans	(0.05)	(0.05)	0.14	(0.25)	(0.03)

Loan loss provision (recapture) - non-acquired loans	$271	$292	$54	$(1,425)	$(1,444)
Loan loss provision (recapture) - acquired loans	584	141	64	-	-
Total loan loss provision (recapture)	$855	$433	$118	$(1,425)	$(1,444)

Allowance to loans at end of period - non-acquired loans	1.10%	1.13%	1.14%	1.26%	1.36%
Discount for credit losses to acquired loans at end of period	3.32	3.56	3.56	-	-

Nonperforming loans - non-acquired loans	$15,054	$16,860	$18,563	$18,942	$21,745
Nonperforming loans - acquired loans	4,543	4,196	2,577	-	-
Other real estate owned - non-acquired	4,855	4,738	5,567	5,018	6,198
Other real estate owned - acquired	1,053	1,431	1,895	-	-
Total nonperforming assets	$25,505	$27,225	$28,602	$23,960	$27,943

Restructured loans (accruing)	$23,441	$23,847	$24,997	$28,969	$28,157

Purchased noncredit impaired loans	$275,964	$296,839	$326,066	$-	$-
Purchased credit impaired loans	6,562	7,119	7,814	-	-
Total acquired loans	$282,526	$303,958	$333,880	$-	$-

Nonperforming loans to loans at end of period - non-acquired loans	0.78%	0.91%	1.02%	1.36%	1.63%
Nonperforming loans to loans at end of period - acquired loans	0.23	0.23	0.14	-	-
Total nonperforming loans to loans at end of period	1.01	1.14	1.16	1.36	1.63

Nonperforming assets to total assets - non-acquired	0.62%	0.67%	0.78%	1.01%	1.22%
Nonperforming assets to total assets - acquired	0.17	0.17	0.14	-	-
Total nonperforming assets to total assets	0.79	0.84	0.92	1.01	1.22

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$0.18	$0.18	$(0.05)	$0.12	$0.07
Net income (loss) basic-GAAP basis	0.18	0.18	(0.05)	0.12	0.07

Cash dividends declared	0.00	0.00	0.00	0.00	0.00
Book value per share common	9.84	9.71	9.44	9.07	9.02

Average Balances
Total average assets	$3,225,127	$3,151,132	$3,037,061	$2,305,799	$2,304,870
Less: Intangible assets	32,188	31,221	33,803	237	422
Total average tangible assets	$3,192,939	$3,119,911	$3,003,258	$2,305,562	$2,304,448

Total average equity	$326,338	$320,346	$319,233	$239,031	$236,632
Less: Intangible assets	32,188	31,221	33,803	237	422
Total average tangible equity	$294,150	$289,125	$285,430	$238,794	$236,210

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	December 31,	June 30,
SECURITIES	2015	2014	2014

U.S. Treasury and U.S. Government Agencies	$3,843	$3,899	$100
Mortgage-backed	558,561	587,933	479,720
Collateralized loan obligations	124,241	125,225	32,260
Obligations of states and political subdivisions	22,873	24,318	6,273
Corporates	24,213	0	0
CMBS	20,587	0	0
Other	7,768	0	0
Securities Available for Sale	762,086	741,375	518,353

Mortgage-backed	173,477	182,076	156,498
Collateralized loan obligations	41,300	25,828	0
Securities Held for Investment	214,777	207,904	156,498
Total Securities	$976,863	$949,279	$674,851

	June 30,	December 31,	June 30,
LOANS	2015	2014	2014

Construction and land development	$95,178	$87,036	$57,393
Real estate mortgage	1,588,105	1,524,044	1,145,013
Installment loans to individuals	62,913	52,897	45,241
Commercial and financial	190,325	157,396	87,285
Other loans	878	512	260
Total Loans	$1,937,399	$1,821,885	$1,335,192

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2015						2014
	Second Quarter			First Quarter			Second Quarter
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$957,374	$4,977	2.08%	$939,015	$4,898	2.09%	$677,600	$3,630	2.14%
Nontaxable	15,311	225	5.87	15,617	230	5.89	827	14	6.77
Total Securities	972,685	5,202	2.14	954,632	5,128	2.15	678,427	3,644	2.15

Federal funds sold and other investments	79,031	249	1.26	92,934	249	1.09	153,410	246	0.64

Loans, net	1,904,011	22,032	4.64	1,848,965	22,065	4.84	1,338,415	14,151	4.24

Total Earning Assets	2,955,727	27,483	3.73	2,896,531	27,442	3.84	2,170,252	18,041	3.33

Allowance for loan losses	(18,247)			(17,385)			(19,784)
Cash and due from banks	71,858			63,689			35,735
Premises and equipment	49,275			46,605			34,948
Intangible assets	32,188			31,221			422
Bank owned life insurance	36,111			35,793			0
Other assets	98,215			94,678			83,297

	$3,225,127			$3,151,132			$2,304,870

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$612,433	$110	0.07%	$628,480	$117	0.08%	$498,285	$94	0.08%
Savings	279,354	41	0.06	268,041	39	0.06	205,686	23	0.04
Money market	607,271	373	0.25	519,526	245	0.19	336,772	67	0.08
Time deposits	303,802	321	0.42	318,343	347	0.44	259,325	386	0.60
Federal funds purchased and other short term borrowings	168,068	77	0.18	212,123	98	0.19	150,108	65	0.17
Other borrowings	114,649	773	2.70	114,606	762	2.70	103,610	627	2.43

Total Interest-Bearing Liabilities	2,085,577	1,695	0.33	2,061,119	1,608	0.32	1,553,786	1,262	0.33

Noninterest demand	795,707			753,620			505,892
Other liabilities	17,505			16,047			8,560
Total Liabilities	2,898,789			2,830,786			2,068,238

Shareholders' equity	326,338			320,346			236,632

	$3,225,127			$3,151,132			$2,304,870

Interest expense as a % of earning assets			0.23%			0.23%			0.23%
Net interest income as a % of earning assets		$25,788	3.50%		$25,834	3.62%		$16,779	3.10%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2015		2014
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

Customer Relationship Funding (Period End)
Noninterest demand
Commercial	$561,742	$546,876	$481,327	$301,630	$293,515
Retail	180,484	191,262	190,120	162,392	167,172
Public funds	47,913	38,529	41,201	39,329	33,223
Other	18,290	16,669	12,590	18,650	15,888
	808,429	793,336	725,238	522,001	509,798

Interest-bearing demand
Commercial	60,411	66,532	58,173	41,131	41,423
Retail	410,601	416,766	407,653	324,690	327,762
Public funds	128,256	151,556	186,527	114,006	124,742
	599,268	634,854	652,353	479,827	493,927

Total transaction accounts
Commercial	622,153	613,408	539,500	342,761	334,938
Retail	591,085	608,028	597,773	487,082	494,934
Public funds	176,169	190,085	227,728	153,335	157,965
Other	18,290	16,669	12,590	18,650	15,888
	1,407,697	1,428,190	1,377,591	1,001,828	1,003,725

Savings	282,588	272,963	264,738	215,076	208,333

Money market
Commercial	191,061	185,668	172,417	118,385	114,662
Retail	272,853	274,203	264,725	218,376	213,927
Public funds	158,059	136,729	13,030	7,965	6,657
	621,973	596,600	450,172	344,726	335,246

Time certificates of deposit	292,919	312,072	324,033	246,920	258,233
Total Deposits	$2,605,177	$2,609,825	$2,416,534	$1,808,550	$1,805,537

Customer sweep accounts	$157,676	$170,023	$153,640	$124,436	$141,662

Total core customer funding (1)	$2,469,934	$2,467,776	$2,246,141	$1,686,066	$1,688,966

(1) Total deposits and customer sweep accounts, excluding certificates of deposits.